EXHIBIT 99

[GRAPHIC OMITTED][GRAPHIC OMITTED]

      MONSANTO COMPANY

800 NORTH LINDBERGH BLVD
ST. LOUIS, MISSOURI 63167

RELEASE Immediately

CONTACT Bryan Hurley (314-694-8387)

MONSANTO MANAGEMENT RAISES FREE CASH FLOW GUIDANCE FOR FISCAL YEAR 2004; REAFFIRMS EARNINGS-PER-SHARE GUIDANCE

    ST. LOUIS (Sept. 9, 2004) – Monsanto Company (NYSE: MON) today announced that it is increasing estimates for the company’s fiscal year 2004 free cash flow guidance, reflecting working capital improvements as the company has been implementing changes to improve its return on capital (ROC). New goals for ROC will be announced when the company reports fiscal-year earnings on Oct. 6.

        The company now expects that free cash flow will be in excess of $900 million for the 2004 fiscal year, compared with previous guidance estimating free cash flow at the $500 million level. The company expects net cash provided by operations to be in the range of $1.15 billion and net cash required by investing activities to be in the range of $250 million.

        The company also reaffirmed fiscal-year earnings-per-share (EPS) guidance of $1.55 to $1.60 on an ongoing business basis, excluding the effect of net restructuring charges, discontinued operations and related restructuring actions, and the write-off of goodwill associated with the global wheat business (estimated at $(0.36), $(0.02) and $(0.26), respectively). On a reported basis and including the estimated restructuring charges, discontinued operations and goodwill write-off, EPS guidance is in the range of $0.91 to $0.96 for the year, which is higher than the company’s previous guidance as result of lower-than-anticipated restructuring charges.

        “Our strong cash generation is a testament to both the performance of our business and the value of our traits and seeds strategy,” said Hugh Grant, Monsanto chairman, president and chief executive officer. “With this free cash flow growth, we’re in the position to use the cash generated strategically, with a priority on returning value to our shareowners and creating additional growth.”

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        Monsanto also announced it had acquired the North American canola seed assets of Advanta Seeds from Advanta B.V., a company recently purchased by Fox Paine Capital Fund II International, L.P. The transaction closed yesterday.

        The addition of Advanta’s canola seed business is intended to strengthen the company’s trait and seed platform and to strengthen Monsanto’s position in oilseeds, one of its three core crop areas. The terms of the purchase agreement were not disclosed.

        Monsanto also remains committed to its $500 million, three-year share repurchase plan. Through Aug. 31, 2004, Monsanto had repurchased $266 million of its common shares since the end of July 2003, when the repurchase program was authorized.

        Monsanto will report its complete fourth-quarter and fiscal-year 2004 earnings results Wednesday, Oct. 6.

        Monsanto Company is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality. For more information on Monsanto, see: www.monsanto.com.

Cautionary Statements Regarding Forward-Looking Information:

Certain statements contained in this release are “forward-looking statements,” such forward-looking statements may include as statements concerning the company’s anticipated financial results, current and future product performance, regulatory approvals, currency impact, business and financial plans and other non-historical facts. These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: the company’s exposure to various contingencies, including those related to Solutia Inc., litigation, intellectual property, regulatory compliance (including seed quality), environmental contamination and antitrust; fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company’s Roundup herbicide; the accuracy of the company’s estimates and projections, for example, those with respect to product returns and grower use of the company’s products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company’s research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company’s ability to continue to manage its costs; the company’s ability to successfully market new and existing products in new and existing domestic and international markets; the company’s ability to obtain payment for the products that it sells; the company’s ability to achieve and maintain protection for its intellectual property; the effects of the company’s accounting policies and changes in generally accepted accounting principles; the company’s ability to fund its short-term financing needs; general economic and business conditions; political and economic conditions due to threat of future terrorist activity and related military action; and other risks and factors detailed in the company’s filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise.

Note to editors: Roundup is a trademark owned by Monsanto and its wholly owned subsidiaries.

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Reconciliations of Non-GAAP Financial Measures

This release uses the non-GAAP financial measures of “free cash flow” and “earnings per share (EPS)” excluding the effect of certain items. The company defines free cash flow as the total of cash flows from operating activities and cash flows from investing activities. A non-GAAP EPS financial measure (which the company sometimes refers to as EPS from ongoing business) may exclude the impact of restructuring charges, charges associated with the settlement of litigation, gains and losses on the sale of assets, and certain other items. The specific items that are excluded from, and result in, the company’s non-GAAP EPS financial measure are clearly identified as such in this release. The disclosure of free cash flow and EPS excluding the effect of certain items is intended to supplement investors’ understanding of the company’s operating performance. These non-GAAP financial measures may not be comparable to similar measures used by other companies. Furthermore, these non-GAAP financial measures are not intended to replace net income (loss), cash flows, financial position, or comprehensive income (loss), as determined in accordance with accounting principles generally accepted in the United States. The non-GAAP financial measures used in this release are reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP below.

Reconciliation of Non-GAAP EPS

Fiscal Year 2004 Target
Net Income	$0.91 - $0.96
Estimated 2004 Restructuring Charges - Net	$ 0.36
Estimated 2004 Discontinued Operations and
Related Restructuring Charges - Net	$ 0.02
Goodwill Impairment Charge for Global Wheat Business	$ 0.26

Net Income from Ongoing Business	$1.55 - $1.60

Reconciliation of Free Cash Flow

Fiscal Year 2004 Target (estimates in millions)
Net Cash Provided by Operations	$ 1,150
Net Cash Required by Investing Activities	$ (250)

Free Cash Flow	$ 900
Net Cash Required by Financing Activities	N/A

Net Increase in Cash and Cash Equivalents	N/A

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